UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 6, 2005
F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA

(State or Other Jurisdiction of Incorporation)

001-31940	25-1255406

(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148

(Address of Principal Executive Offices)	(Zip Code)
(724) 981-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
In consideration of the new requirements imposed on non-qualified benefit plans in the recently enacted American Jobs Creation Act of 2004 and the corresponding requirements contained in Section 409A of the Internal Revenue Code of 1986, as amended, upon recommendation of the registrant’s Compensation Committee, the registrant’s Executive Committee of the Board of Directors authorized and approved the termination of the F.N.B. Corporation Directors’ Compensation Plan (the Plan), effective as of December 21, 2005. The Plan had allowed F.N.B. Corporation directors to, in part, defer all or any part of their director fees to the Plan on an annual basis. In order to comply with the Section 409A requirements, all amounts deferred under the Plan shall be paid in a lump sum distribution to the Plan participants no later than December 31, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION (Registrant)
By:	/s/Brian F. Lilly

Name: Title:	Brian F. Lilly Chief Financial Officer (Principal Financial Officer)
Dated: December 12, 2005